As filed with the Securities and Exchange Commission on August 4, 2009
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PHH CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-0551284 (I.R.S. Employer Identification No.)

3000 Leadenhall Road Mt. Laurel, New Jersey (Address of principal executive offices)	08054 (Zip Code)
PHH CORPORATION AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN
(Full title of plan)
William F. Brown
Senior Vice President, General Counsel and Secretary
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Name and address of agent for service)
(856) 917-1744
(Telephone number, including area code, of agent of service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
	Amount	Offering	Maximum
Title of Securities to be	to be	Price Per	Aggregate	Amount of
Registered (1)	Registered (1)	Unit (2)	Offering Price (2)	Registration Fee (2)
Common Stock, $0.01 par value	3,550,000	$17.98	$63,829,000	$3,561.66

(1) PHH Corporation (the “Registrant”) previously registered 7,500,000 shares of Common Stock to be offered or issued pursuant to the PHH Corporation 2005 Equity and Incentive Plan on Form S-8. The PHH Corporation 2005 Equity and Incentive Plan was amended and restated effective as of June 17, 2009. The shares of Common Stock issuable pursuant to the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “Plan”) being registered on this registration statement are 3,550,000 shares, in addition to those shares previously registered. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock which may be issued pursuant to the Plan in order to prevent dilution from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average high and low sale prices reported for shares of the Registrant’s Common Stock on the New York Stock Exchange on July 29, 2009. The registration fee is calculated only with respect to the additional securities registered on this Form S-8.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8
     The contents of the Form S-8 registration statement filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 2, 2005 (SEC File No. 333-122477), as amended March 1, 2005, with respect to securities offered pursuant to the PHH Corporation 2005 Equity and Incentive Plan are hereby incorporated by reference.
Item 8. Exhibits
See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, New Jersey, on the 4th day of August, 2009.

PHH CORPORATION
By:	/s/ George J. Kilroy
George J. Kilroy
Acting Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George J. Kilroy George J. Kilroy	Director; Acting Chief Executive Officer and President (Principal Executive Officer)	August 4, 2009

/s/ Sandra E. Bell Sandra E. Bell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2009
POWER OF ATTORNEY
     We, the undersigned officers and directors of PHH Corporation, do hereby constitute and appoint George J. Kilroy and Sandra E. Bell or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George J. Kilroy George J. Kilroy	Director; Acting Chief Executive Officer and President (Principal Executive Officer)	August 4, 2009

/s/ Sandra E. Bell Sandra E. Bell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2009

/s/ James O. Egan James O. Egan	Director	August 4, 2009

Signature	Title	Date

/s/ James W. Brinkley James W. Brinkley	Director	August 4, 2009

/s/ Ann D. Logan Ann D. Logan	Director	August 4, 2009

/s/ Allan Z. Loren Allan Z. Loren	Director	August 4, 2009

/s/ Jonathan D. Mariner Jonathan D. Mariner	Director	August 4, 2009

/s/ Gregory J. Parseghian Gregory J. Parseghian	Director	August 4, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on February 1, 2005)

4.1.1	Articles Supplementary (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on March 27, 2008)

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on June 16, 2009)

4.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on April 2, 2009)

4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K (SEC File No. 001-07797) filed on March 15, 2005)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on June 22, 2009)

99.2	Form of PHH Corporation 2005 Equity Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K (SEC File No. 001-07797) filed on March 15, 2005)

99.3	Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Agreement, as amended (incorporated by reference to Exhibit 10.28 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 16, 2005)

99.4	Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Conversion Award Agreement (incorporated by reference to Exhibit 10.29 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 16, 2005)

99.5	Form of PHH Corporation 2003 Restricted Stock Unit Conversion Award Agreement (incorporated by reference to Exhibit 10.30 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 16, 2005)

99.6	Form of PHH Corporation 2004 Restricted Stock Unit Conversion Award Agreement (incorporated by reference to Exhibit 10.31 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 16, 2005)

99.7	Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Award Agreement, as revised June 28, 2005 (incorporated by reference to Exhibit 10.36 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on August 12, 2005)

99.8	Form of PHH Corporation 2005 Equity and Incentive Plan Restricted Stock Unit Award Agreement, as revised June 28, 2005 (incorporated by reference to Exhibit 10.37 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on August 12, 2005)

99.9	Form of Vesting Schedule Modification for PHH Corporation Restricted Stock Unit Conversion Award Agreement (incorporated by reference to Exhibit 10.25 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 9, 2008)

99.10	Form of Accelerated Vesting Schedule Modification for PHH Corporation Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.26 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 9, 2008)

99.11	Form of Accelerated Vesting Schedule Modification for PHH Corporation Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.27 to the Quarterly Report on Form 10-Q (SEC File No. 001-07797) filed on May 9, 2008)

EXHIBIT
NUMBER	DESCRIPTION
99.12	Form of 2009 Performance Unit Award Notice and Agreement for Certain Executive Officers, as approved by the Compensation Committee on March 25, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on
Form 8-K SEC File No. 001-07797) filed on March 31, 2009)